Exhibit 23.5


                                  CONSENT

         In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"), we hereby consent to the use of our name under the heading "Federal Income Taxation of Plum Creek and Its Stockholders" in the Plum Creek Timber Company Inc. ("Plum Creek") Registration Statement on Form S-3, filed October 31, 2001 (the "Registration Statement"), and the incorporation by reference in the Registration Statement of our opinion, dated as of July 13, 2001, which is filed as an Exhibit to the Plum Creek Registration Statement on Form S-4, Registration No. 333-47708, filed on July 13, 2001. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,


                                                     Skadden, Arps, Slate,
                                                      Meagher & Flom LLP

October 29, 2001